Exhibit 10.49

NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE COMPANY UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR. THE SECURITIES LAWS OF ANY STATE OR OTHER. JURISDICTION. NEITHER THE SECURITIES NOR. ANY INTEREST OR. PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER. THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

$100,000 12% CONVERTIBLE PROMISSORY NOTE

MATURITY DATE OF FEBRUARY 7, 2018 (the “Maturity Date”)

May 8, 2017 (the “Issuance Date”)

FOR VALUE RECEIVED, Omagine, Inc., a Delaware Corporation (the “Company”) doing business in New York, NY, hereby promises to pay to the order of JSJ Investments Inc., an accredited investor and Texas Corporation, or its assigns (the “Holder”), the principal amount of One Hundred Thousand Dollars ($100,000) (”Note”), on demand of the Holder at any time on or after February 7, 2018 (the “Maturity Date”), and to pay interest on the unpaid principal balance thereof at the rate of Twelve Percent (12%) per annum (the “Interest Rate”) commencing on the date hereof (the “Issuance Date”). Each of the Company and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

1.	Payments of Principal and Interest.

a.	Pre-Payment and Payment of Principal and Interest. The Company may pay this Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium set forth herein and subject to the terms of this Section 1.a, at any time on or prior to the date which occurs 180 days after the Issuance Date hereof (the “Prepayment Date”). In the event the Note is not prepaid in full on or before the Prepayment Date, it shall be deemed a “Pre-Payment Default” hereunder. Until the Ninetieth (90th) day after the Issuance Date the Company may pay the principal at a cash redemption premium of 125%, in addition to outstanding interest, without the Holder’s consent; from the 91st day to the One Hundred and Twentieth (120th) day after the Issuance Date, the Company may pay the principal at a cash redemption premium of 135%, in addition to outstanding interest, without the Holder’s consent: from the 121st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 140%, in addition to outstanding interest, without the Holder’s consent. After the Prepayment Date up to the Maturity Date this Note shall have a cash redemption premium of 145% of the then outstanding principal amount of the Note, plus accrued interest and Default Interest, if any, which may only be paid by the Company upon Holder’s prior written consent. At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest (defined below), if any, to the Holder.

b.	Demand of Repayment. The principal and interest balance of this Note shall be paid to the Holder hereof on demand by the Holder at any time on or after the Maturity Date. The Default Amount (defined herein), if applicable, shall be paid to Holder hereof on demand by the Holder at any time such Default Amount becomes due and payable to Holder.

c.	Interest. This Note shall bear interest (“Interest”) at the rate of Twelve Percent (12%) per annum from the Issuance Date until the same is paid, or otherwise converted in accordance with Section 2 below, in full and the Holder, at the Holder’s sole discretion, may include any accrued but unpaid Interest in the Conversion Amount. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue daily and, after the Maturity Date, compound quarterly. Upon an Event of Default, as defined in Section 10 below, the Interest Rate shall increase to Eighteen Percent (18%) per annum for so long as the Event of Default is continuing (“Default Interest”).

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d.	General Payment Provisions. This Note shall be paid in lawful money of the United States of America by check or wire transfer to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount due under the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized or required by law or executive order to remain closed.

2.	Conversion of Note. At any time after the Prepayment Date, the Conversion Amount (see paragraph 2(a)(i)) of this Note shall be convertible into shares of the Company’s $0.001 par value common stock (the “Common Stock”) according to the terms and conditions set forth in this paragraph 2.

a.	Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

i.	“Conversion Amount” means, the amount with respect to which this determination is being made, the sum of (a) the principal amount of this Note to be converted; plus if so included at the Holder’s sole discretion, (i) Interest and (ii) Default Interest, if any.

ii.	“Conversion Price” means 60% multiplied by lowest trading price of the Common Stock during the Pricing Period.

iii.	“Conversion Notice” means a written notice substantially in the form attached hereto as Exhibit 1 given by the Holder to the Company and which Conversion Notice is transmitted to the Company by the Holder in accordance with the provisions of paragraph 23 hereof.

iv.	“Conversion Date” means the date set forth as such in a Conversion Notice and which Conversion Date is the fifth (5th) Business Day subsequent to the Notice Date of such Conversion Notice,

v.	“Notice Date” means the date on which a Conversion Notice is received prior to 5:00 p.m. Eastern Time by the Company, and if such date is not a Business Day or such Conversion Notice is received by the Company after 5:00 p.m. Eastern Time on such date, then the Notice Date shall instead be the next succeeding day which is a Business Day.

vi.	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

vii.	“Pricing Period” means the twenty (20) Trading Days immediately preceding a Notice Date.

viii.	“Shares” means the number of shares of Common Stock into which the Holder shall be entitled to have a Conversion Amount converted after submission of a Conversion Notice to the Company.

ix.	“Trading Day” means any day on which the New York Stock Exchange, NASDAQ, or the applicable trading market for the Common Stock is open for business.

x.	“VWAP” means for any Trading Day, the volume weighted average price of the Common Stock on such Trading Day as reported by Bloomberg L.P.

b.	Holder’s Conversion Rights. At any time after the Prepayment Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal and accrued interest of this Note into fully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of the number of shares of Common Stock issuable upon the a Conversion Amount with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99% (“Conversion Limitation 1”). The Holder shall have the authority to determine whether the restriction contained in this Section 2(b) will limit any Conversion Amount hereunder, and accordingly, the Holder may waive the conversion limitation described in this Section 2(b), in whole or in part, upon and effective after 61 days prior written notice to the Company in accordance with the provisions of paragraph 23 hereof to increase or decrease such percentage to any other amount as determined by Holder in its sole discretion (“Conversion Limitation 2”).

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c.	Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share except in the event that rounding up would violate the conversion limitations set forth in section 2(b) above.

d.	Conversion Amount. The Conversion Amount shall be converted pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, into unrestricted shares at the Conversion Price.

e.	Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

i.	Holder’s Conversion Requirements. To convert this Note into Shares on any Conversion Date, the Holder shall transmit a fully executed Conversion Notice to the Company in accordance with the provisions of paragraph 23 hereof.

ii.	Company’s Response. Upon receipt by the Company of a Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after the relevant Notice Date, send in accordance with the provisions of paragraph 23 hereof a confirmation of receipt of such Conversion Notice to the Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. On or before the relevant Conversion Date the Company shall have issued and electronically transferred the relevant Shares to the Broker indicated in the Conversion Notice and should the Company be unable to transfer such Shares electronically, it shall have, on or before the relevant Conversion Date, surrendered to an overnight courier for delivery the next day to the Holder at the Holder’s address as specified in the Conversion Notice, a certificate registered in the name of the Holder for the number of such Shares.

iii.	Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

iv.	Timely Response by Company. Upon receipt by the Company of a Conversion Notice, the Company shall within one (1) Business Day after the relevant Notice Date, send in accordance with the provisions of paragraph 23 hereof a confirmation of receipt of such Conversion Notice to the Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein.

v.	Liquidated Damages for Delinquent Response. If the Company fails to deliver for whatever reason (including any neglect or failure by, e.g., the Company, its counsel or the transfer agent) to Holder the Shares as requested in a Conversion Notice within five (5) Business Days of the Conversion Date, the Company shall be deemed in “Default of Conversion.” Beginning on the sixth (6th) Business Day after the Conversion Date, there shall accrue liquidated damages (the “Conversion Damages”) of $2,000 per day for each day on or after such sixth (6th) Business Day after the Conversion Date until delivery of the relevant Shares is made, and such amount of Conversion Damages will be added to the Conversion Amount being converted (under the Company’s and Holder’s expectation and understanding that any such amount of Conversion Damages will tack back to the Issuance Date but at all times such tacking shall be subject to compliance with the 1933 Act). The Parties agree that, at the time of drafting of this Note, the Holder’s Conversion Damages, if any, are incapable of estimation or are difficult to estimate and that the liquidated damages called for is a reasonable forecast of just compensation.

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vi.	Liquidated Damages for Inability to Issue Shares. If the Company fails to deliver Shares requested by a Conversion Notice due to an exhaustion of authorized and issuable Common Stock such that the Company must increase the number of shares of authorized Common Stock before the Shares requested may be issued to the Holder, the discount set forth in the Conversion Price will be increased by 5 percentage points (i.e. from 40% to 45%) for the Conversion Notice in question and all future Conversion Notices until the outstanding principal and interest of the Note is converted or paid in full. These liquidated damages shall not render the Conversion Damages penalties prescribed by paragraph 2(e)(v) void, and shall be applied in conjunction with paragraph 2(e)(v) unless otherwise agreed to in writing by the Holder. The Parties agree that, at the time of drafting of this Note, the Holder’s damages as to the inability to issue shares are incapable of estimation or are difficult to estimate and that the liquidated damages called for is a reasonable forecast of just compensation.

vii.	Rescindment of Conversion Notice. If: (i) the Company fails to respond to Holder as required by paragraph 2(e)(ii) hereof, (ii) the Company fails to provide the Shares requested in a Conversion Notice on or before the relevant Conversion Date, (iii) the Holder is unable to procure a legal opinion required to have Shares issued unrestricted and/or deposited to sell for any reason related to the Company’s standing with the SEC or FINRA, or any action or inaction by the Company, (iv) the Holder is unable to deposit the Shares requested in the Conversion Notice for any reason related to the Company’s standing with the SEC or FINRA, or any action or inaction by the Company, (v) if the Holder is notified in writing by the Company that it does not have the necessary amount of authorized and issuable shares of Common Stock available to satisfy the issuance of Shares pursuant to a Conversion Notice, or (vi) if OTC Markets changes the Company’s designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) on the day of or any day after the date of a Conversion Notice, the Holder maintains the option and sole discretion to rescind such Conversion Notice (a “Rescindment”) by delivering a written “Notice of Rescindment” to the Company in accordance with the provisions of paragraph 23 hereof.

viii.	Transfer Agent Fees and Legal Fees. The issuance of the certificates representing Shares shall be without charge or expense to the Holder. The Company shall pay any and all transfer agent fees and legal fees incurred by it in connection with the execution by it of this Note and the cost of obtaining a legal opinion with regard to the issuance of Shares to Holder pursuant to a Conversion Notice. The Holder will deduct $3,000 from the principal payment of the Note solely to cover Holder’s legal fees incurred by it in connection with the execution by it of this Note and the cost of obtaining any and all legal opinions required to sell the Shares issued to it pursuant to any given Conversion Notice. These fees do not make provision for or suffice to defray any legal fees incurred in collection or enforcement of the Note as described in paragraph 13. The Holder will also deduct 3rd party due diligence fees due to Windsor Street Capital in the amount of $5,000 from the principal payment of the Note.

ix.	Conversion Right Unconditional. If the Holder shall provide a Conversion Notice as provided herein, the Company’s obligation to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

3.	Other Rights of Holder: Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to the Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of the Note, such shares of stock, securities, cash or other assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of the Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note set forth in Section 2(b) or otherwise). All provisions of this Note must be included to the satisfaction of Holder in any new Note created pursuant to this section.

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4.	Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder the following:

a.	Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.	Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note, valid and enforceable obligations. The shares of Common Stock issuable upon conversion of this Note have been authorized or will be authorized prior to the issuance of such Shares.

c.	Fiduciary Obligations. The Company hereby represents that it intends to use the proceeds of the Note primarily for the operations of its business and not for any personal, family, or household purpose. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the execution of this Note based upon a reasonable belief that the proceeds of the Note provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

d.	Data Request Form. The Company hereby represents and warrants to Holder that all of the information furnished to Holder pursuant to the data request form (“DRF”) dated April 24, 2017 is true and correct in all material respects as of the date hereof.

5.	Covenants of the Company.

a.	So long as the Company shall have any obligations under this Note, the Company shall not without the Holder’s prior written consent pay, declare or set apart for such payment any dividend or other distribution (whether in cash, property, or other securities) on shares of capital stock solely in the form of additional shares of Common Stock.

b.	So long as the Company shall have any obligations under this Note, the Company shall not without the Holder’s prior written consent redeem, repurchase, or otherwise acquire (whether for cash or in exchange for property or other securities) in any one transaction or series of transactions any shares of capital stock of the Company or any warrants, rights, or options to acquire any such shares.

c.	So long as the Company shall have any obligations under this Note, the Company shall not without the Holder’s prior written consent sell, lease, or otherwise dispose of a significant portion of its assets outside the ordinary course of business.

6.	Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Note, or if any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold at any time after the Issuance Date (collectively, the “Common Stock Equivalents”) and the aggregate of the price per share for which additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Common Share Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be reduced to such Aggregate Per Common Share Price (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this Section 6 upon the issuance of any Convertible Security which is outstanding on the day immediately preceding the Issuance Date.

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7	Reservation of Shares. The Company shall at all times, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, eight times the number of shares of Common Stock as shall at all times be sufficient to effect the conversion of all of the principal amount, plus Interest and Default Interest, if any, of the Note then outstanding (“Share Reserve”), unless the Holder and Company jointly stipulate otherwise in the “Irrevocable Letter of Instructions to the Transfer Agent”. So long as this Note is outstanding, upon written request of the Holder, the Company’s transfer agent shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, the then-current number of unrestricted shares, and the then-current number of shares reserved for third parties.

8.	Voting Rights. The Holder of this Note shall have no voting rights as a note holder, except as required by law, however, upon the conversion of any portion of this Note into Common Stock, Holder shall have the same voting rights as all other Common Stock holders with respect to such shares of Common Stock then owned by Holder.

9.	Reissuance of Note. In the event of a conversion or redemption pursuant to this Note of less than all of the amount then due and owing under this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note so partially converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note, as set forth above.

10	Default and Remedies.

a.	Event of Default. For purposes of this Note, an “Event of Default” shall occur upon:

i.	the Company’s default in the payment of the outstanding principal, Interest or Default Interest of this Note when due, whether at Maturity, acceleration or otherwise;
ii.	the occurrence of a Default of Conversion as set forth in Section 2(e)(v);
iii.	the failure by the Company for ten (10) days after written notice to it from the Holder, given in accordance with the provisions of paragraph 23 hereof, to comply with any material provision of this Note not included in this Section 10(a);
iv.	the Company’s breach of any covenants, warranties, or representations made by the Company herein;
v.	any of the information in the DRF is false or misleading in any material respect;
vi.	the default by the Company in any Other Agreement entered into by and between the Company and Holder, for purposes hereof “Other Agreement” shall mean, collectively, all agreements and instruments between, among or by: (1) the Company, and, or for the benefit of, (2) the Holder and/or any affiliate of the Holder, including without limitation, promissory notes;
vii.	the cessation of operations of the Company or a material subsidiary;
viii.	the Company pursuant to or within the meaning of any Bankruptcy Law; (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing that it is generally unable to pay its debts as the same become due;
ix.	court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days;

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x.	the Company files a Form 15 with the SEC;
xi.	the Company’s failure to timely file (or to file by such extended date as allowed under SEC rules) all reports required to be filed by it with the Securities and Exchange Commission;
xii.	the Company’s failure to timely file all reports required to be filed by it with OTC Markets to remain a “Current Information” designated company;
xiii.	the Company’s Common Stock is reported as “No Inside” by OTC Markets at any time while any principal, Interest or Default Interest under the Note remains outstanding;
xiv.	the Company’s failure to maintain the required Share Reserve pursuant to the terms of the Irrevocable Letter of Instructions to the Transfer Agent;
xv.	the Company directs its transfer agent not to transfer, or delays, impairs, or hinders its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for Shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays and/or hinders its transfer agent from removing) any restrictive legend on a certificate representing shares of Common Stock unless such restrictive legend is required because such certificate represents “restricted securities” as defined in the 1933 Act (or to withdraw and stop transfer instructions) on any certificate for any Shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor its obligations pursuant to a Conversion Notice submitted by the Holder) and any such failure shall continue uncured for five (5) Business Days after the Notice Date relevant to such Conversion Notice;
xvi.	the Company’s failure to remain current in its billing obligations with its transfer agent and such delinquency causes the transfer agent to refuse to issue Shares to Holder pursuant to a Conversion Notice;
xvii.	the Company effectuates a reverse split of its Common Stock and fails to provide twenty (20) days prior written notice to Holder in accordance with the provisions of paragraph 23 hereof of its intention to do so; or
xviii.	OTC Markets changes the Company’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign).
xix.	“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, as that term is defined in the Securities Act of 1933, as amended, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Issuance Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof) it being understood and agreed that the death or permanent disability of any member of the Board of directors shall be excluded from the foregoing considerations.
xx.	Altering the conversion terms of any notes that are currently outstanding from the terms of such notes as in existence on the day immediately prior to the Issuance Date.

The Term “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

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b.	Remedies. If an Event of Default occurs, the Holder may in its sole discretion request immediate repayment of all or any portion of the Note that remains outstanding; at such time the Company will be required to pay the Holder the Default Amount (defined herein) in cash. For purposes hereof, the “Default Amount” shall mean: the product of (A) the then outstanding principal amount of the Note, plus accrued Interest and Default Interest, multiplied by (B) 150%. If the Company fails to pay the Default Amount within five (5) Business Days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent there are a sufficient number of authorized but unissued shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

11.	Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

12.	Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount, plus accrued Interest and Default Interest, if any, into Common Stock.

13.	Payment of Collection, Enforcement and Other Costs. If: (1) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys’ fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

14.	Cancellation. After all principal, accrued Interest and Default Interest, if any, at any time owed on this Note has been paid in full or otherwise converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

15.	Waiver of Notice. Except as otherwise specified herein and to the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

16.	Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws. Each Party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such Party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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17.	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

18.	Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

19.	Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise thereof or of any other right, power or privilege.

20.	Partial Payment. No partial payment of the funding of this Note by the Holder is permitted.

21.	Entire Agreement. This Note constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof. None of the terms of this Note can be waived or modified except by an express agreement signed by all Parties hereto.

22.	Additional Representations and Warranties. The Company expressly acknowledges that the Holder, including but not limited to its officers, directors, employees, agents, and affiliates, have not made any representation or warranty to it outside the terms of this Note. The Company further acknowledges that there have been no representations or warranties about future financing or subsequent transactions between the Parties.

23.	Notices. All notices and other communications given or made to the Company or to the Holder pursuant hereto shall be in writing (including electronic mail (email), facsimile or similar electronic transmissions) and shall be deemed effectively given: (i) upon personal delivery, (ii) when sent by electronic mail or facsimile, and deemed received by the relevant Party if received by such Party by the close of business in New York or Texas, as the case may be, on the date sent, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications between the Parties shall be sent either by email or fax and to the email addresses or facsimile numbers set forth on the signature page hereof. The physical addresses, email addresses, facsimile numbers and phone numbers provided on the signature page hereof shall be considered valid pursuant to the above stipulations and should either Party’s contact information change from that listed on the signature page, it is incumbent upon such Party to promptly inform the other Party.

24.	Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the rest of the Note shall be enforceable in accordance with its terms.

25.	Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, Interest or Default Interest on this Note.

26.	Successors and Assigns. This Note shall be binding upon all successors and assigns of the Parties hereto.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by its Vice-President and Corporate Secretary on and as of the Issuance Date.

Omagine, Inc.

Signature:

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski
Vice-President and Secretary

Omagine, Inc.

136 Madison Ave, Suite, 5th Floor

New York, NY 10016

charles.kuczynski@omagine.com

Phone: 1-212-563-4141

Fax: 1-212-563-3355

JSJ Investments Inc.

Signature:

By:	/s/ Sameer Hirji
Sameer Hirji
President

JSJ Investments Inc

10830 North Central Expressway, Suite 152

Dallas TX 75231

888-503-2599

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Exhibit 1

Conversion Notice

Reference is made to the 12% Convertible Promissory Note issued by Omagine, Inc. (the “Note”), dated May 8, 2017 in the principal amount of $100,000 with 12% interest. This Note currently holds a principal balance of $100,000. The Note stipulates a Conversion Price equal to that price which is equal to 60% multiplied by the VWAP of the Common Stock during the Pricing Period (as such capitalized terms are defined in the Note).

In accordance with and pursuant to the Note, the undersigned hereby elects to convert $_________ of the principal/interest balance of the Note (the “Conversion Amount”), indicated below into shares of Common Stock (the “Common Stock”), of the Company, by tendering the Note specified as of the date specified below.

Conversion Date: _______________________

Pricing Period: _____________________________

Please confirm the following information:

Conversion Amount: $ ___________________

VWAP of the Common Stock during the Pricing Period: $ __________

Conversion Price: $ __________________ (60% multiplied by lowest trading price during Pricing Period of $ _________)

Number of Shares of Common Stock to be issued: __________________________

Number of issued & outstanding shares of

Common Stock on the day immediately prior to this Conversion Date: _________________

If the Issuer is DWAC eligible, please issue the Shares of Common Stock into which the Conversion Amount is being converted in the name of the Holder of the Note and transfer the shares electronically to:

[BROKER INFORMATION]

Holder Authorization: JSJ Investments Inc. 10830 North Central Expressway, Suite 152 Dallas, TX 75231 888-503-2599 Tax ID: 20-2122354 Sameer Hirji, President [DATE]	* Do not send certificates to this address

[CONTINUED ON NEXT PAGE]

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PLEASE BE ADVISED, pursuant to Section 2(e)(ii) of the Note:

Upon receipt by the Company of a Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after the relevant Notice Date, SEND IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 23 HEREOF A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO THE HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE IN ACCORDANCE WITH THE TERMS HEREIN. On or before the relevant Conversion Date the Company shall have issued and electronically transferred the relevant Shares to the Broker indicated in the Conversion Notice and should the Company be unable to transfer such Shares electronically, it shall have, on or before the relevant Conversion Date, surrendered to an overnight courier for delivery the next day to the Holder at the Holder’s address as specified in the Conversion Notice, a certificate registered in the name of the Holder for the number of such Shares.

Signature:

Charles P. Kuczynski
Vice-President & Secretary
Omagine, Inc.

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